UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2022

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Veritec, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-15113	95-3954373
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2445 Winnetka Avenue N.
Golden Valley, MN 55427

(Address of Principal Executive Offices) (Zip Code)

(763)253-2670

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VRTC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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SECTION 1 — REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2022, Veritec, Inc. (“Company”) entered into a License and Distributor Agreement (“License Agreement”) with Nugen Universe, LLC (“NU”). The License Agreement is for a period August 10, 2022 (effective date) through August 31, 2027, and grants NU a Worldwide license and distribution for the Company’s blinxPay Close-Loop Virtual Wallet and blinxPay Open-Loop Visa Debit and all hardware products of the Company.

NU shall pay the the Company a one-time license payment of $1,000,000 for the right to market the Company’s products noted above, of which $200,000 was received by the Company. The remaining balance of $800,000 is scheduled to be paid as outlined in the License Agreement. In addition to the one-time license payment, EU agrees to pay a minimum monthly support fee plus 5% royalty from all sales of products noted above.

The foregoing descriptions of the License Agreement do not purport to be complete and are qualified by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Veritec Inc.

By	/s/ Van Tran
Name:	Van Tran
Title:	Chief Executive Officer

Date:  December 16, 2022

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INDEX TO EXHIBITS

Exhibit No.	Description
10.1	License and distributor agreement with Nugen Universe, LLC dated October 10, 2022

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